Exhibit 3.7

THIS IS A COPY
This is a copy view of the Authoritative Copy held
by the designated custodian

MASTER CREDIT AGREEMENT

This Master Credit Agreement, dated and effective as of February 10, 2023, is entered into between Champion Safe Company, Inc. (collectively and individually, the “Borrower”) and Bank of America, N.A. (the “Bank”). This Master Credit Agreement, together with the Covenant Agreement (as defined below), each Note (as defined below), each Guaranty and Collateral Agreement (as defined below), and each other Related Collateral Document (as defined below), as applicable, sets forth the general terms and conditions for each Credit Facility (as defined below). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

1.	DEFINITIONS.

1.1 General. Capitalized terms used in each Credit Document shall have the respective meanings ascribed thereto in Section 1 of this Master Credit Agreement, as supplemented or modified by Section 1 of each other Credit Document, and as otherwise may be provided in other provisions of the Credit Documents.

1.2 In the Credit Documents:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, “Collateral” as defined in each Guaranty and Collateral Agreement and all property, rights, interests and privileges from time to time subject to liens granted to the Bank pursuant to any other Collateral Document.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Covenant Agreement” means the Financial Covenant Agreement, between the Borrower and the Bank relating to the Master Credit Agreement as such Financial Covenant Agreement is amended or amended and restated from time to time.

“Credit Documents” means this Master Credit Agreement and the Covenant Agreement, together with any and all Notes, Guaranty and Collateral Agreements and each other Related Collateral Document.

“Credit Facility” means, collectively, each “Credit Facility” as defined in each Note.

“Default” means an Event of Default or any event or condition that, with the lapse of time or giving of notice or both, would constitute an Event of Default.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

“Guarantor” means each Guarantor identified in any Guaranty and Collateral Agreement.

“Guaranty and Collateral Agreement” means each Guaranty and Collateral Agreement among each Borrower party thereto, each Guarantor party thereto and the Bank, as amended from time to time.

“Master Credit Agreement” means this Master Credit Agreement between the Borrower and the Bank, as amended from time to time.

“Note” means each Note between each Borrower party thereto and the Bank, as amended from time to time.

“Obligor” shall mean the Borrower, each Guarantor, and, if the Borrower or any Guarantor is comprised of the trustees of a trust, any trustor.

“Obligations” means, collectively, “Obligations” as defined in each Note.

“Plan” means a plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

“Proceeds” means, collectively, “Proceeds” as defined in each Guaranty and Collateral Agreement and as otherwise defined in any other Related Collateral Agreement.

“Related Collateral Document” means each Related Guaranty and Collateral Agreement, if Collateral is pledged thereunder, and each mortgage, deed of trust, pledge agreement, assignment, financing statement, control agreement and other document as shall from time to time secure or relate to the Obligations, as amended from time to time.

“Transaction Summary” means the “Transaction Summary” box on page 1 of each Note.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any lien, the Uniform Commercial Code of such jurisdiction.

1.3 Uniform Commercial Code. As used in the Credit Documents, the following terms are defined in accordance with the Uniform Commercial Code in effect in the State of New York from time to time: Accessions, Accounts, Chattel Paper, Deposit Account, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letters of Credit, Letter-of-Credit Rights, Money, and Supporting Obligations.

2.	DISBURSEMENTS, PAYMENTS AND COSTS

2.1 Borrower’s Authorized Representatives. The individuals who sign this Master Credit Agreement or any other Credit Document on behalf of the Borrower (the “Authorized Representatives”) will represent the Borrower in the administration of each Credit Facility. The Authorized Representatives are authorized to act on behalf of the Borrower and bind the Borrower in connection with any matter involving any Credit Facility. The Bank may act on oral requests from an Authorized Representative, but may require that an oral request be confirmed in writing. The Bank may rely on the instructions from an Authorized Representative, or someone the Bank reasonably believes to be an Authorized Representative, until the Bank receives written notice from the Borrower to the contrary and has a reasonable period of time to act on that notice. The Bank may also rely on the email addresses of the Authorized Representatives provided by the Borrower in order to deliver communications to and, in its sole discretion, receive communications from, each of the Authorized Representatives until the Bank receives written notice that any such email address has been cancelled or changed and the Bank has a reasonable period of time to act on that notice. If the Bank receives conflicting instructions from the Authorized Representatives, the Bank will take no action and may terminate borrowing privileges on the Credit Facility until the Bank receives written instructions from the Borrower resolving the conflict.

2.2 Disbursements and Payments.

(a) Each payment by an Obligor will be made in U.S. Dollars and immediately available funds, without setoff or counterclaim. Payments will be made by debit to a deposit account, if direct debit is provided for in the applicable Note or is otherwise authorized by the Borrower. For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower’s statement, or by such other method as may be permitted by the Bank.

(b) For any payment under the Credit Documents made by debit to a deposit account, the Borrower will maintain sufficient immediately available funds in the deposit account to cover each debit. If there are insufficient immediately available funds in the deposit account on the date the Bank enters any such debit authorized by the Credit Documents, the Bank may reverse the debit.

(c) Each disbursement by the Bank and each payment by an Obliger will be evidenced by records kept by the Bank.

(d) Prior to the date each payment of principal and interest and any fees from the Borrower under any Note or other Credit Document becomes due (each, a “Due Date”), the Bank may send to the Borrower statement(s) of the amounts that will be due on that Due Date under each Note (each, a “Billed Amount”).

2.3 Borrower’s Instructions.

(a) The Bank may honor instructions for advances or repayments given by the Borrower (if an individual), or by any one of the Authorized Representatives, or any other individual designated by any one of the Authorized Representatives (a “Delegated Individual”). The Bank may honor any such instructions made by any one of the Authorized Representatives or Delegated Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and intranet websites designated by the Bank with respect to separate products or services offered by the Bank. The Bank’s obligation to act on such instructions is subject to the terms, conditions and procedures stated elsewhere in the Credit Documents.

(b) In following instructions from an Authorized Representative or Delegated Individual for advances or repayments, the Bank shall have the right, but not the obligation, to require that any advances be deposited in and repayments be withdrawn from a deposit account owned by the Borrower and held at the Bank. The Bank may require additional written authorization from the Borrower before processing advances or repayments except as provided in this subparagraph.

(c) The Borrower will indemnify and hold the Bank harmless from all liability, loss, and costs in connection with any act resulting from (A) the Bank complying with instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions, whether such instructions are given in writing or by telephone, telefax or electronic communications (including e-mail, Internet and intranet websites) and (B) the Bank’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, that the Bank reasonably believes is made by any such authorized individual. This paragraph will survive termination of the Credit Documents, and will benefit the Bank and its officers, employees, and agents.

2.4 Direct Debit.

(a) If, in the Transaction Summary for any Note, the question “Direct Debit” is marked “Yes,” then the Borrower (and the owner of the deposit account, if different) agree that on the applicable Due Date the Bank will debit the Billed Amount for such Note from such deposit account as indicated in such Transaction Summary, or as otherwise designated by the Borrower to the Bank from time to time. If the deposit account is not with the Bank, then a voided copy of a check on the deposit account has been, or will be, provided to the Bank. Any debits made by ACH shall be subject to the operating rules of the National Automated Clearing House Association, as in effect from time to time.

(b) The Borrower or the owner of the deposit account may terminate this direct debit arrangement with respect to any Note at any time by sending written notice to the Bank. If this direct debit arrangement is terminated, then the principal amount outstanding under the applicable Note will at the option of the Bank bear interest at a rate per annum which is one (1.0) percentage point higher than the rate of interest otherwise provided under such Note and the amount of each payment will be increased accordingly.

2.5 Taxes. All payments of Obligations by Obligors shall be made without deduction or withholding for any taxes, except as required by applicable law. For the avoidance of doubt, if any payments to the Bank under any Credit Document are made from outside the United States, no Obliger will deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by an Obliger (including payments under this paragraph), such Obliger will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Each Obliger will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within thirty (30) days after the due date.

3.	REPRESENTATIONS AND WARRANTIES

The Borrower, with respect to itself and each other Obligor, makes the following representations and warranties as of the date of this Master Credit Agreement, on the date of each request for an extension of credit and on the date of each extension of credit:

3.1 Formation. If such Obligor is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized.

3.2 Authorization. Each Credit Document, and any instrument or agreement required under the Credit Documents to which such Obligor is a party, are within such Obligor’s powers, have been duly authorized, and do not conflict with any of its organizational papers. The individual signing each Credit Document to which such Obligor is a party on behalf of such Obligor is authorized to sign such documents on behalf of such Obligor.

3.3 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects.

3.4 Good Standing. In each state in which such Obligor does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name (e.g. trade name or d/b/a) statutes.

3.5 Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of such Obligor’s financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of such Obligor. If any Obligor is comprised of the trustees of a trust, the foregoing representations shall also pertain to the trustor(s) of the trust.

3.6 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against any Obligor which, if lost, would impair such Obligor’s financial condition or ability to pay the Obligations, except as has been disclosed in writing to the Bank prior to the date of this Master Credit Agreement or otherwise disclosed in writing to, and approved in writing by, the Bank.

3.7 Other Obligations. No Obligor is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as has been disclosed in writing to the Bank prior to the date of this Master Credit Agreement or otherwise disclosed in writing to, and approved in writing by, the Bank.

3.8 Tax Matters. No Obligor has any knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank prior to the date of this Master Credit Agreement or otherwise disclosed in writing to, and approved in writing by, the Bank.

3.9 PACE Financing. With respect to any Note that is secured by real property, the Borrower has not entered into any Property Assessed Clean Energy (“PACE”) or similar energy efficiency or renewable energy financing and has no knowledge of any pending assessments or adjustments in connection therewith.

3.10 No Event of Default. There is no Default or Event of Default.

3.11 Collateral. All Collateral securing the Obligations is owned by the grantor of the security interest in such Collateral free of any title defects or any liens or interests of others, except those which have been disclosed in writing to, and approved in writing by, the Bank or are permitted by the section of the Covenant Agreement entitled Other Liens.

3.12 Location of Obligor. If such Obligor is an individual (sole proprietorship), such Obligor’s principal residence is located, as applicable, at the address specified in the Location of Borrower section in each applicable Transaction Summary, the Location of Guarantor section on the signature page to each applicable Guaranty and Collateral Agreement, which is the same address set forth on such Obligor’s driver’s license or special identification card issued by the state of such Obligor’s principal residence, or the location of such Obligor as otherwise indicated in any other Related Collateral Document. If such Obligor is not an individual, then the place of business of such Obligor (or, if such Obligor has more than one place of business, its chief executive office) is located, as applicable, at the address specified in the location of Borrower section in each applicable Transaction Summary, the Location of Guarantor section on the signature page to each applicable Guaranty and Collateral Agreement or as otherwise indicated in any other Related Collateral Document.

3.13 ERISA Plans.

(a) Each Plan (other than a multiemployer plan) is in compliance in all material respects with ERISA, the Code and other federal or state law, including all applicable minimum funding standards and there have been no prohibited transactions with respect to any Plan (other than a multiemployer plan), which has resulted or could reasonably be expected to result in a material adverse effect.

(b) With respect to any Plan subject to Title IV of ERISA:

(i) No reportable event has occurred under Section 4043(c) of ERISA which requires notice.

(ii) No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 or 4042 of ERISA.

3.14 No Plan Assets. As of the date hereof and throughout the term of this Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (4) a “governmental plan” within the meaning of ERISA.

3.15 Environmental. No Obligor is in violation of any health, safety, or environmental law or regulation regarding hazardous substances or the subject of any claim, proceeding, notice, or other communication regarding hazardous substances. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

3.16 Sanctions. No Obligor, nor any of their respective affiliated entities, including in the case of any Obligor that is not a natural person, subsidiaries nor, to the knowledge of any Obligor, any owner, trustee, director, officer, employee, agent, affiliate or representative of any Obligor is an individual or entity currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Obligor located, organized or resident in a country or territory that is the subject of Sanctions.

4.	AGREEMENTS OF THE BORROWER

The Borrower agrees that each Borrower and each Guarantor, to the extent applicable, so long as any credit is available under the Credit Documents and until all Obligations are repaid in full:

4.1 Use of Proceeds. The Borrower will use the proceeds of any Credit Facility only for business purposes. For the avoidance of doubt, the proceeds must not be used to: repay commercial paper debt, backstop a commercial paper program, support a variable rate demand obligation, or backstop an industrial revenue bond. The Borrower may not use proceeds of any Credit Facility to make payments due under the Credit Documents or to repay any other obligation of the Borrower to the Bank or any affiliate of the Bank except for the payment of any fees owing under the Credit Documents or the refinancing of any loans with the Bank. The Borrower may not use proceeds of any Credit Facility to engage in any transaction that is illegal (including any transaction that violates the Controlled Substance Act). The Borrower will not, directly or indirectly, use the proceeds of any Credit Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any person (including the Bank) of Sanctions. The Obligors shall indemnify the Bank for any liability if any Obligor engages in an illegal transaction or violates Sanctions in any way.

4.2 Maintenance of Assets and Collateral.

(a) Not to sell, assign, lease, transfer or otherwise dispose of (i) any part of the Borrower’s business or the Borrower’s assets except inventory in the ordinary course of the Borrower’s business or (ii) any Collateral owned by any Guarantor, except as agreed in writing by the Bank.

(b) Not to sell, assign, lease, transfer or otherwise dispose of any of the Borrower’s assets for less than fair market value, or enter into any agreement to do so.

(c) Not to enter into any sale and leaseback agreement covering any of the Borrower’s assets.

(d) To maintain and preserve all rights, privileges, and franchises the Borrower now has.

(e) To make any repairs, renewals, or replacements to keep the Borrower’s properties in good working condition.

(f) To execute and deliver such documents as the Bank deems necessary to create, perfect and continue the security interests contemplated by the Credit Documents, if any.

(g) To permit the Bank to inspect any Collateral at any time.

(h) If requested by the Bank, to receive and use reasonable diligence to collect Collateral (if any) consisting of Accounts and other rights to payment and Proceeds, in trust and as the property of the Bank, and to immediately endorse as appropriate and deliver such Collateral to the Bank daily in the exact form in which they are received together with a collection report in form satisfactory to the Bank.

(i) To give only normal allowances and credits and to advise the Bank immediately in writing if they affect any rights to payment or Proceeds in any material respect.

(j) If requested by the Bank, to assign in writing and deliver to the Bank all Accounts, contracts, leases and other Chattel Paper, Instruments, and Documents constituting Collateral and if requested by the Bank, to prepare and deliver a schedule of all Collateral subject to the Credit Documents.

(k) To keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral (if any).

(I) Not to attach any personal property Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof without first obtaining the written consent in form and substance acceptable to the Bank of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Bank of the Collateral from such real property or fixture.

(m) Not to commingle any Collateral, or collections with respect to any Collateral, with any other property.

4.3 Compliance with Laws. To comply with the laws (including any fictitious or trade name statute and the Controlled Substances Act), regulations, and orders of any government body with authority over the Borrower’s or any Guarantor’s business. The Bank shall have no obligation to make any advance to the Borrower except in compliance with all applicable laws and regulations and the Borrower shall fully cooperate with the Bank in complying with all such applicable laws and regulations.

4.4 Books and Records. To maintain adequate books and records such that the Borrower and each Guarantor is able to produce, among other things, interim financial statements in form acceptable to the Bank within 30 days of request.

4.5 Audits. To allow the Bank and its agents to inspect the Borrower’s properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank’s requests for information concerning such properties, books and records.

4.6 Perfection of Liens. To the extent any Collateral is pledged under the Credit Documents, to help the Bank perfect and protect its security interests and liens, to obtain such agreements from third parties as the Bank deems necessary in connection with the preservation, perfection or enforcement of any of its rights under the Credit Documents and to reimburse the Bank for related costs it incurs to protect its security interests and liens. Each Obligor agrees that the Bank is authorized to file financing statements in the name of such Obligor identifying the Collateral to perfect the Bank’s security interest in the Collateral and that the Bank is authorized to notify any account debtors, any buyers of the Collateral, or any other persons of the Bank’s interest in the Collateral.

4.7 Additional Agreements. Not to, without the Bank’s written consent:

(a) Enter into any consolidation, merger, or other combination, or, with respect to the Borrower, become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(b) With respect to the Borrower, acquire or purchase a business or its assets.

(c) With respect to the Borrower, engage in any business activities substantially different from the Borrower’s present business.

(d) Liquidate or dissolve the Borrower’s or any Guarantor’s business.

(e) With respect to any Borrower or Guarantor which is a business entity, adopt a plan of division or divide itself into two or more business entities (pursuant to a “plan of division” under Section 18-217 of the Delaware Limited Liability Company Act or a similar arrangement under any other applicable state statute).

(f) Change its name (including, for an individual (sole proprietorship), its name on any driver’s license or special identification card issued by any state), and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered or its business structure.

(g) Change the places where such Obligor keeps any Collateral or such Obligor’s records concerning any Collateral.

(h) Remove any Collateral from such Obligor’s premises except in the ordinary course of such Obligor’s business.

(i) With respect to any Note that is secured by real property, apply for or accept any PACE or similar energy efficiency or renewable energy financing.

4.8 Notices to Bank. To promptly notify the Bank in writing of:

(a) Any Default or Event of Default under any Credit Document.

(b) Any change in the Borrower’s or any Guarantor’s name, legal structure, principal residence (for an individual (sole proprietorship)), or name on any driver’s license or special identification card issued by any state, state of registration (for a registered entity), place of business, or chief executive office if the Borrower or any Guarantor has more than one place of business.

(c) Any notice, order, or other communication received by the Borrower or any Guarantor regarding (i) any enforcement action by any governmental authority relating to health, safety, the environment, any hazardous substances or any illegal activity, including violations of the Controlled Substances Act, with regard to the Borrower’s or any Guarantor’s property, activities, or operations, or (ii) any claim against the Borrower or any Guarantor regarding hazardous substances or violations of the Controlled Substances Act.

4.9 Insurance.

(a) General Business Insurance. With respect to the Borrower, to maintain insurance as is usual for the business it is in.

(b) Insurance Covering Collateral. To maintain all risk property damage insurance policies (including without limitation flood coverage, windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising any Collateral and to cause each such policy to be endorsed to name the Bank as lender loss payee and additional insured in a form acceptable to the Bank. Such insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Bank, shall require losses to be paid on a replacement cost basis, and shall be issued by insurance companies acceptable to the Bank.

(c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, other evidence of insurance listing all insurance in force.

4.10 Bank as Principal Depository. With respect to the Borrower, to maintain the Bank or one of its affiliates as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts, unless otherwise agreed in writing by the Bank.

4.11 Loans. With respect to the Borrower, not to make any loans, advances or other extensions of credit to any individual or entity except for extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities and other loans, advances or other extensions of credit disclosed in writing to, and approved in writing by, the Bank.

4.12 Change of Management. Not to make any substantial change in the present management of any Obligor unless otherwise agreed in writing by the Bank.

4.13 Change of Ownership. If the Borrower or any Guarantor is anything other than a natural person, not to, without the Bank’s written consent, cause, permit, or suffer any change in capital ownership such that there is a material change, as determined by the Bank in its sole discretion, in the direct or indirect capital ownership of the Borrower or such Guarantor.

4.14 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of the Credit Documents.

4.15 Patriot Act; Beneficial Ownership Regulation. Promptly following any request therefor, to provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

5.	DEFAULT AND REMEDIES

5.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Failure to Pay. Any Obligor fails to make a payment of principal under any Note when due or any Obligor fails to make a payment of any interest, fees or other Obligations when due and such failure continues for three (3) days.

(b) Other Bank Agreements. Any default occurs under any other agreement any Obligor has with the Bank or any affiliate of the Bank

(c) Cross-default. Any default occurs under any agreement in connection with any credit any Obligor has obtained from anyone else or which any Obligor or any of an Obligor’s related entities or affiliates has guaranteed.

(d) False Information. The Borrower or any Obligor has given the Bank false or misleading information or representations.

(e) Inaccuracy of Representations or Warranties. Any representation or warranty of any Obligor contained in any Credit Document or in any other instrument, document, certificate or statement executed and delivered to Bank in connection with the Credit Documents proves to have been incorrect or inaccurate in any material respect.

(f) Failure to Furnish Information. Any Obligor fails to deliver financial statements or tax returns as required under the Credit Documents, or any Obligor fails to deliver any other information that the Bank requests from time to time as permitted under the Credit Documents within 30 days of the request.

(g) Bankruptcy. Any Obligor, or any general partner of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or any Obligor, or any general partner of any Obligor makes a general assignment for the benefit of creditors.

(h) Receivers. A receiver or similar official is appointed for any portion of any Obligor’s business, or the business is terminated, or, if any Obligor is anything other than a natural person, such Obligor is liquidated or dissolved.

(i) Revocation or Termination. If any Obligor is comprised of the trustee(s) of a trust, the trust is revoked or otherwise terminated or all or a substantial part of the Obligor’s assets are distributed or otherwise disposed of.

(j) Lien Priority. If a lien is granted to the Bank pursuant to any Guaranty and Collateral Agreement or any other Related Collateral Document, the Bank fails to have an enforceable first priority lien (except for any prior liens to which the Bank has consented in writing) on or security interest in the Collateral or in any other property given as security for the Obligations (as defined in such Guaranty and Collateral Agreement or Related Collateral Document).

(k) Judgments. Any material judgments or arbitration awards are entered against any Obligor. Materiality will be determined in the Bank’s sole discretion.

(I) Forfeiture. (1) An Obligor or any of its officers is criminally indicted or convicted for (x) a felony committed in the conduct of the Obligors’ business, or (x) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any property of any Obligor or any part thereof, or (2) a judicial or nonjudicial forfeiture or seizure proceeding is commenced by a government authority and remains pending with respect to any property of any Obligor or any part thereof, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person, including any tenant, pursuant to any law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith.

(m) Uninsured Loss. The occurrence of any material, uninsured casualty loss with respect to any assets of the Borrower.

(n) Death. If any Obligor is a natural person, such Obligor dies or becomes legally incompetent; if any Obligor is a trust, a trustor dies or becomes legally incompetent; if any Obligor is a partnership, any general partner dies or becomes legally incompetent.

(o) Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in any Obligor’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Obligations.

(p) Government Action. Any government authority takes action that the Bank believes materially adversely affects any Obligor’s financial condition or ability to repay.

(q) ERISA. A reportable event occurs under Section 4043(c) of ERISA, or any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan under Section 4041 or 4042 of ERISA occurs; provided such event or events could reasonably be expected, in the judgment of the Bank, to have a material adverse effect.

(r) Default Under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with the Credit Documents or any such document is no longer in effect, or any Guarantor purports to revoke or disavow the guaranty.

(s) Other Breach Under Agreement. (i) A default occurs under any term or condition of the Covenant Agreement (including any failure or anticipated failure by any Obligor to comply with any financial covenants set forth in the Covenant Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to an Obligor or the Bank) or Sections 4.1, 4.2, 4.5, 4.7, 4.8, 4.11, 4.12 and/or 4.13 of this Master Credit Agreement or (ii) a default occurs under any other term or condition of any Credit Document not specifically referred to in this Article and such default continues for thirty (30) days.

5.2 Remedies. Without limiting any of the Bank’s rights and remedies in the Credit Documents, if any of the foregoing Events of Default occurs, the Bank may do one or more of the following without prior notice: declare the Borrower in default, stop making any additional credit available to the Borrower, or require the Borrower to repay its entire debt immediately. If a Default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under any Note. In addition, if any Event of Default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with the Credit Documents, as well as all rights and remedies available at law or in equity. Without limiting any other rights the Bank may have, upon the occurrence of an Event of Default, the Bank may enforce the security interest in any Collateral pursuant to the Uniform Commercial Code and any other applicable law, notify and direct all account debtors to forward all payments and Proceeds of the Collateral to a post office box under the Bank’s exclusive control, give notice to others of the Bank’s rights in the Collateral, enter upon the property where any Collateral, including any books and records are located and take possession of such Collateral, use or transfer any of the Obligors’ rights and interests in any General Intangibles constituting Collateral now owned or hereafter acquired by an Obligor, have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral, require the Obligors to obtain the Bank’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory, require any Obligor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind, grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without notice to the Obligors, receive, open and read mail addressed to the Obligors, resort to the Collateral under the Credit Documents, and any other collateral related to the Obligations, in any order, release persons liable on the Collateral, give receipts and acquittances and compromise disputes, and release or substitute security. The Bank may take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and each Obligor irrevocably constitutes and appoints the Bank as such Obligor’s attorney-in-fact to perform all acts and execute all documents.

If an Event of Default occurs under Section 5.1(g) or (h) above with respect to any Obligor, then the entire debt outstanding under the Credit Documents will automatically be due immediately.

Notwithstanding anything herein to the contrary, (i) the Proceeds of any Collateral shall only be applied to the Obligations secured by such Collateral pursuant to the applicable Guaranty and Collateral Agreement(s) or other Related Collateral Document, as applicable, and (ii) nothing in this Master Credit Agreement shall cause the Collateral under any Guaranty and Collateral Agreement (if any) to secure any Obligations not constituting “Obligations” as defined in such Guaranty and Collateral Agreement or shall cause any Collateral under any other Related Collateral Document (if any) to secure Obligations not constituting obligations secured pursuant to such Related Collateral Document.

6.	ENFORCING THIS AGREEMENT; MISCELLANEOUS

6.1 GAAP. Except as otherwise stated in the Credit Documents, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied or another basis acceptable to the Bank; provided, however, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements of the Borrower for the most recently ended fiscal year prior to the date of this Agreement for all purposes of this Agreement, notwithstanding any change in GMP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.

If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower or the Bank shall so request, the Borrower and the Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GMP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GMP prior to such change therein and (ii) the Borrower shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

6.2 Bank Rights. Each Obligor appoints the Bank its attorney in fact to perform any of the following rights, which are coupled with an interest, are irrevocable until termination of the Credit Documents and may be exercised from time to time by the Bank’s officers and employees, or any of them:

(a) to perform any obligation of such Obligor under each Credit Document in such Obligor’s name or otherwise;

(b) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like documents to perfect, preserve or release the Bank’s interest in any Collateral;

(c) to take cash, instruments for the payment of money and other property to which the Bank is entitled;

(d) to verify facts concerning any Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name;

(e) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to any Collateral;

(f) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Bank, at the Bank’s sole option, toward repayment of the Obligations or, where appropriate, replacement of any Collateral;

(g) to enter onto such Obligor’s premises to inspect any Collateral;

(h) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which proceeds of any Credit Facility may have been deposited, and to apply funds so withdrawn to payment of the Obligations (as defined in the Note governing such Credit Facility);

(i) to preserve or release the interest evidenced by chattel paper to which the Bank is entitled and to endorse and deliver any evidence of title; and

(j) to do all acts and things and execute all documents in the name of the Borrower or otherwise, deemed by the Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of the Bank’s rights;

provided that the Bank will not exercise any rights under clauses (a), (c), (d), (e), (f) or (h) unless an Event of Default has occurred and is continuing.

6.3 Change of Terms. The Credit Documents may only be amended by a writing signed by the parties thereto; which, to the extent expressly agreed to by the Bank in its discretion, may include being amended by an Electronic Record signed by the parties thereto using Electronic Signatures pursuant to the terms of the Credit Documents.

6.4 Successors and Assigns. Each Credit Document is binding on each Obligor’s and the Bank’s successors and assignees. Each Obligor agrees that it may not assign any Credit Document without the Bank’s prior written consent. The Bank may sell participations in or assign any Credit Facility and the related Credit Documents, and may exchange information about the Obligors (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees.

6.5 Severability; Waivers. If any part of any Credit Document is not enforceable, the rest of the Credit Documents may be enforced. The Bank retains all rights, even if it makes a loan after Default. If the Bank waives a Default, it may enforce a later Default. Any consent or waiver under any Credit Document must be in writing.

6.6 Fees and Expenses. The Borrower shall reimburse the Bank for any reasonable costs and expenses, including attorneys’ fees incurred by the Bank in connection with the Credit Documents, including (i) the negotiation and preparation of the Credit Documents and any related agreements, the Bank’s continued administration of the Credit Documents and such related agreements, and the preparation of any amendments and waivers related to the Credit Documents or such related agreements, (ii) the enforcement or preservation of any rights or remedies under the Credit Documents and any other documents executed in connection with the Credit Documents, and in connection with any amendment, waiver, “workout” or restructuring under the Credit Documents, (iii) filing, recording and search fees, appraisal fees, field examination fees, title report fees, and documentation fees with respect to any Collateral and books and records of the Borrower or any Obligor, and (iv) taxes, costs or expenses incurred in connection with providing any Credit Facility or otherwise required to be paid by the Borrower or any Obligor that are paid, incurred or advanced by the Bank.

6.7 Individual Liability. If the Borrower or any Guarantor is a natural person, the Bank may proceed against the Borrower’s or such Guarantor’s business and non-business property in enforcing the Credit Documents and other agreements relating to the Credit Facility. If the Borrower or any Guarantor is a partnership, the Bank may proceed against the business and non-business property of each general partner of the Borrower or such Guarantor in enforcing the Credit Documents and other agreements relating to the Credit Facility

6.8 Set-Off.

(a) In addition to any rights and remedies of the Bank provided by law, upon the occurrence and during the continuance of any Event of Default, the Bank is authorized, at any time, to set off and apply any and all Deposits of the Borrower or any Obligor held by the Bank or its affiliates against any and all Obligations owing to the Bank. The set-off may be made irrespective of whether or not the Bank shall have made demand under any Credit Document or any guaranty, and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable Deposits and without regard for the availability or adequacy of any Collateral. Any Deposits may be converted, sold or otherwise liquidated at prevailing market prices in order to effect such set-off.

(b) The set-off may be made without prior notice to the Borrower or any other person, any such notice being waived by the Borrower (on its own behalf and on behalf of each Obligor) to the fullest extent permitted by law. The Bank agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(c) For the purposes of this Section 6.8, “Deposits” means any deposits (general or special, time or demand, provisional or final, individual or joint) as well as any money, instruments, securities, credits, claims, demands, income or other property, rights or interests owned by the Borrower or any Obligor which come into the possession or custody or under the control of the Bank or its affiliates. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

6.9 One Agreement. The Credit Documents and any related security or other agreements required by the Credit Documents, collectively:

(a) Represent the sum of the understandings and agreements between the Bank, the Borrower and each Guarantor concerning each Credit Facility;

(b) Replace any prior oral or written agreements between the Bank, the Borrower and each Guarantor concerning each Credit Facility; and

(c) Are intended by the Bank, the Borrower and each Guarantor as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Master Credit Agreement on one hand, and any other Credit Document, on the other hand, such other Credit Document will prevail. In the event of any conflict between any Credit Document and any other agreements or documents signed in connection with the Credit Documents, the applicable Credit Document will prevail.

6.10 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) the Credit Documents or any document required under the Credit Documents or signed in connection with the Credit Documents, (b) any Credit Facility extended or committed by the Bank to the Borrower under the Credit Documents, (c) any litigation or proceeding related to or arising out of the Credit Documents, any such document, or any such Credit Facility, and (d) any loss or liability the Bank incurs in connection with or as a result of the Credit Documents, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity includes but is not limited to attorneys’ fees. This indemnity extends to the Bank, its parent, subsidiaries, affiliates and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Obligations to the Bank. All sums due to the Bank hereunder shall be Obligations of the Obligors, due and payable immediately without demand.

6.11 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and any Obligor, all notices required under the Credit Documents and other information concerning the Credit Documents shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses specified herein, or to such other addresses as the Bank and such Obligor may specify from time to time in writing (any such notice a “Written Notice”). Any such Written Notices sent by (a) the Bank to any Obligor shall be sent to such Obligor’s address as recorded in the Bank’s records and (b) any Obligor to the Bank shall be sent to:

Bank of America, N.A.

Gateway Village - 900 Building

NC1-026-06-06

900 W. Trade Street

Charlotte, NC 28255

Written Notices shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. Each Obligor shall promptly notify the Bank of any change in such Obligor’s name, address, employment, or ownership. Any notices and/or disclosures sent by the Bank under the Credit Documents to any Obligor shall constitute notice to all Obligors. In lieu of a Written Notice, notices and/or communications from the Bank to any Obligor may, to the extent permitted by law, be delivered electronically (i) by transmitting the communication to the electronic address provided by such Obligor or to such other electronic address as such Obligor may specify from time to time in writing, or (ii) by posting the communication on a website and sending such Obligor a notice to such Obligor’s postal address or electronic address telling such Obligor that the communication has been posted, its location, and providing instructions on how to view it (any such notice, an “Electronic Notice”). Electronic Notices shall be effective when the communication, or a notice advising of its posting to a website, is sent to such Obligor’s electronic address.

6.12 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of any Credit Document.

6.13 Borrower/Obligor Information; Reporting to Credit Bureaus. Each of the Borrower and each Obligor executing any Credit Document authorizes the Bank at any time to verify or check any information given by the Borrower and/or any Obligor to the Bank, check the Borrower’s or Obligor’s credit references, verify employment, and obtain credit reports. Each of the Borrower and each Obligor agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all Obligors as is consistent with the Bank’s policies and practices from time to time in effect.

6.14 Collection. Each Obligor agrees that if any payment is not made when due, such Obligor will accept calls from the Bank or the Bank’s agent regarding collection of the outstanding balance. The calls could be automatically dialed and a recorded message may be played. Each Obligor agrees that such calls will not be “unsolicited” calls for purposes of local, state or federal law.

6.15 Telephone Monitoring. The Bank may monitor and record all telephone calls between an Obligor and the Bank.

6.16 Electronic Records and Signatures. The Credit Documents and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to the transaction(s) described in the Credit Documents (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

6.17 Conversion to Paper Original.

(a) At the Bank’s discretion the authoritative electronic copy of each Credit Document (“Authoritative Copy”) may be converted to paper and marked as the original by the Bank (the “Paper Original”).

(b) Unless and until the Bank creates a Paper Original, the Authoritative Copy of each Credit Document:

(i) shall at all times reside in a document management system designated by the Bank for the storage of authoritative copies of electronic records, and

(ii) is held in the ordinary course of business.

(c) In the event the Authoritative Copy is converted to a Paper Original, the parties hereto acknowledge and agree that:

(i) the electronic signing of each Credit Document also constitutes issuance and delivery of the Paper Original,

(ii) the electronic signature(s) associated with each Credit Document, when affixed to the Paper Original, constitutes legally valid and binding signatures on the Paper Original, and

(iii) the respective obligations of each Obligor will be evidenced by the Paper Original after such conversion.

6.18 Limitation of Interest and Other Charges. If, at any time, the rate of interest, together with all amounts that constitute interest and are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Credit Facility, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the applicable Obligor under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used in the Credit Documents, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then each Credit Document shall be governed by such new law as of its effective date.

6.19 Customary Advertising Material. The Borrower consents to the publication by the Bank of customary advertising material relating to the transactions contemplated by this Master Credit Agreement and the other Credit Documents using the name, product photographs, logo or trademark of the Borrower.

6.20 Governing Law. Except to the extent that any law of the United States may apply, each Credit Document shall be governed and interpreted according to the laws of New York (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law. Notwithstanding the foregoing, if the laws of the Governing Law State are found not to apply, the charging and calculating of interest on the obligations under the Credit Documents shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina and applicable federal law.

6.21 Venue and Jurisdiction. Each Obligor agrees that any action or suit against the Bank arising out of or relating to any Credit Document shall be filed in federal court or state court located in either (i) the city of New York, borough of Manhattan or (ii) the state in which the Borrower is located (the “Selected Venues”). Each Obligor agrees that the Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower or any Guarantor in a venue outside of the Selected Venues. If the Bank does commence an action or suit arising out of or relating to any Credit Document, each Obligor agrees that the case may be filed in the Selected Venues. The Bank reserves the right to commence an action or suit in any other jurisdiction where any Obligor, or any Collateral has any presence or is located. Each Obligor consents to personal jurisdiction and venue in such forum selected by the Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to the Bank’s acceptance of the Credit Documents.

6.22 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MASTER CREDIT AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MASTER CREDIT AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

6.23 Waiver of Class Actions. The terms “Claim” or “Claims” refer to any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses between Bank of America, N.A., its subsidiaries and affiliates, on the one hand, and the other parties to the Credit Documents, on the other hand (all of the foregoing each being referred to as a “Party” and collectively as the “Parties”). Whether in state court, federal court, or any other venue, jurisdiction, or before any tribunal, the Parties agree that all aspects of litigation and trial of any Claim will take place without resort to any form of class or representative action. Thus the Parties may only bring Claims against each other in an individual capacity and waive any right they may have to do so as a class representative or a class member in a class or representative action. THIS CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM.

This Master Credit Agreement is executed as of the date first written above.

Bank:

Bank of America, N.A.

By:
Authorized Representative

Borrower:

Champion Safe Company, Inc.

By:
Charles A. Ross Jr., Chief Executive Officer

Federal law requires Bank of America, N.A. (the “Bank”) to provide the following notice. The notice is not part of the foregoing agreement or instrument and may not be altered. Please read the notice carefully.

(1) USA PATRIOT ACT NOTICE

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information. The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

GUARANTY AND COLLATERAL AGREEMENT

TRANSACTION SUMMARY
Date of Related Note:	February 10, 2023
Credit Limit of Related Note:	$2,000,000.00
Loan Account Number:	361508
Name(s) of Borrower:	Champion Safe Company, Inc.
Name(s) of Guarantor:	American Rebel, Inc., Superior Safe Co, L.L.C., Safe Guard Security Products LC, and American Rebel Holdings, Inc

This Guaranty and Collateral Agreement, dated and effective as of February 10, 2023, is entered into among the Borrower, each Guarantor and Bank of America, N.A. (the “Bank”) to govern the Continuing and Unconditional Guaranty and the Security Agreement set forth herein, in connection with the Note, dated as of February 10, 2023 (as amended from time to time, and as set forth in more detail in the Transaction Summary above, the “Related Note”), between the Borrower and the Bank, the Master Credit Agreement, dated as of February 10, 2023 (as amended from time to time, the “Master Credit Agreement”), between the Borrower and the Bank, and the Covenant Agreement executed in connection therewith.

1. DEFINITIONS.

1.1 General. Unless otherwise defined herein, capitalized terms used in this Guaranty and Collateral Agreement shall have the respective meanings ascribed thereto in Section 1 of the Master Credit Agreement and as otherwise may be provided in other provisions of the Credit Documents. Except as otherwise expressly set forth herein, each reference herein to “herein,” “hereunder” or “hereof’ shall be deemed a reference to this Guaranty and Collateral Agreement.

1.2 In this Guaranty and Collateral Agreement:

“Borrower” means, collectively and individually, each person set forth in the Transaction Summary as the “Borrower”.

“Credit Facility” means “Credit Facility” as defined in the Related Note.

“Guarantor” means each person or entity (if any) set forth in the Transaction Summary as the “Guarantor”, and “Guarantors” means all such persons and entities collectively.

“Guaranty and Collateral Agreement” means this Guaranty and Collateral Agreement among the Borrower, each Guarantor and the Bank, as amended from time to time.

“Obligations” means “Obligations” as defined in the Related Note.

“Transaction Summary” means the summary of terms set forth on page one of this Guaranty and Collateral Agreement.

2. CONTINUING AND UNCONDITIONAL GUARANTY.

BY SIGNING BELOW, EACH GUARANTOR: (i) CONSENTS TO, JOINS IN AND AGREES TO BE BOUND BY THIS GUARANTY AND COLLATERAL AGREEMENT, (ii) CONSENTS TO, JOINS IN AND AGREES TO BE BOUND BY THE RELATED NOTE, THE MASTER CREDIT AGREEMENT AND THE COVENANT AGREEMENT, INCLUDING ANY AND ALL AMENDMENTS THERETO (ALL WITHOUT NOTICE TO OR CONSENT BY SUCH GUARANTOR); (iii) AGREES TO BE BOUND BY THE TERMS OF THE CONTINUING AND UNCONDITIONAL GUARANTY SET FORTH BELOW (THE “GUARANTY”); (iv) HEREBY MAKES EACH OF THE REPRESENTATIONS AND WARRANTIES AND AGREES TO EACH OF THE COVENANTS IN THIS GUARANTY AND COLLATERAL AGREEMENT, THE RELATED NOTE, THE MASTER CREDIT AGREEMENT AND THE COVENANT AGREEMENT THAT ARE APPLICABLE TO SUCH GUARANTOR OR ALL OBLIGORS, (v) WARRANTS AND COVENANTS TO THE BANK THAT, EXCEPT TO THE EXTENT PREVIOUSLY DISCLOSED TO THE BANK IN WRITING, ALL REPRESENTATIONS AND WARRANTIES PREVIOUSLY MADE BY IT TO THE BANK ARE TRUE, COMPLETE AND ACCURATE AS OF THE DATE OF THIS GUARANTY AND COLLATERAL AGREEMENT; AND (vi) ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED AND HAD THE OPPORTUNITY TO REVIEW COPIES OF EACH OF THE RELATED NOTE, THE MASTER CREDIT AGREEMENT AND THE COVENANT AGREEMENT.

2.1 Continuing and Unconditional Guaranty. In consideration of the Bank extending the Credit Facility to the Borrower each person and entity signing below as a Guarantor unconditionally guarantees to the Bank and its successors and assigns, the prompt payment and performance of (a) all Obligations and (b) all obligations under any deposit, treasury management or similar transaction or arrangement of any Borrower with the Bank (collectively, the “Guaranteed Obligations”). EACH GUARANTOR’S LIABILITY HEREUNDER SHALL COMMENCE UPON SUCH GUARANTOR’S EXECUTION OF THIS GUARANTY AND COLLATERAL AGREEMENT AND SHALL BE UNLIMITED IN AMOUNT. This Guaranty shall operate as a continuing, unconditional and absolute guaranty. Each Guarantor waives all requirements of notice, demand, presentment or protest, any right such Guarantor may have to require the Bank first to proceed against the Borrower or any other person or entity, to marshal! assets or first to realize on any collateral (including the Collateral) before proceeding against such Guarantor hereunder, or to give notice of the terms, time and place of any public or private sale or other disposition of any Collateral. Further, each Guarantor waives all other defenses that may be available to a surety, including but not limited to those based upon or arising by reason of (i) any disability or other defense of the Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Guaranteed Obligations; (iii) any lack of authority of any person acting or purporting to act on behalf of the Borrower which is an entity, or any defect in the formation of the Borrower; (iv) the application by the Borrower of the proceeds of any Guaranteed Obligations for purposes other than the purposes represented by the Borrower to, or intended or understood by, the Bank or such Guarantor; (v) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrower or any portion of the Guaranteed Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of the Bank against the Borrower; (vi) any impairment of the value of any interest in any Collateral, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any Collateral, the release of any Collateral without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any Collateral; (vii) any modification of the Guaranteed Obligations, in any form whatsoever, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Guaranteed Obligations, including increase or decrease of the rate of interest and any amendment or modification to any Credit Document; (viii) any requirement that the Bank give any notice of acceptance of this Guaranty; (ix) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (x) the benefit of any statute of limitations affecting such Guarantor’s liability under this Guaranty; or (xi) any election of remedies by the Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Guaranteed Obligations, destroys such Guarantor’s rights of subrogation or such Guarantor’s rights to proceed against the Borrower for reimbursement. Each Guarantor waives all rights of setoff and exoneration, or subrogation until the Guaranteed Obligations shall have been paid and/or performed in full. Each Guarantor agrees that the Bank may renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Obligations or any part thereof, including increase or decrease of the rate of interest, modify or extend the terms of the Related Note, the Master Credit Agreement, the Covenant Agreement or of any other Guaranteed Obligations, or compromise, settle or release any other obligor under the Guaranteed Obligations, all without notice to or consent by such Guarantor and without affecting such Guarantor’s liability hereunder. Additionally, the Bank may receive and hold security for the payment of this Guaranty or any Guaranteed Obligations under this Guaranty and Collateral Agreement and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security. Any obligations of the Borrower to each Guarantor, now or hereafter existing, including but not limited to any obligations to any Guarantor as subrogee of Bank or resulting from such Guarantor’s performance under this Guaranty, are hereby subordinated to the Guaranteed Obligations. Each Guarantor shall not demand, take, or receive from the Borrower, by setoff or in any other manner, payment of any other obligations of the Borrower to such Guarantor until the Guaranteed Obligations have been paid in full and any commitments of the Bank or facilities provided by the Bank with respect to the Guaranteed Obligations have been terminated. If any payments are received by any Guarantor in violation of such waiver or agreement, such payments shall be received by such Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that each Guarantor may now or hereafter have on any property of the Borrower is hereby subordinated to any security interest, lien, or other encumbrance that the Bank may have on any such property. Each Guarantor grants the Bank the right of setoff for all matured and unmatured Guaranteed Obligations against all deposits and property of such Guarantor now or hereafter in the possession or control of the Bank or its affiliates without regard to the adequacy of Collateral. Each Guarantor grants the Bank a security interest in all such property to secure such Guarantor’s obligations. Until the Guaranteed Obligations have been paid in full and any commitments of the Bank to provide further extensions of credit have been terminated, each Guarantor waives any right of subrogation, reimbursement, indemnification and contribution. This Guaranty shall be binding upon each Guarantor’s successors and assigns. This Guaranty may be modified only by a written agreement signed by the Bank and each Guarantor. THIS GUARANTY IS SUBJECT TO THE VENUE, JURISDICTION AND DISPUTE RESOLUTION PROVISION CLAUSES SET FORTH IN THE MASTER CREDIT AGREEMENT. EACH GUARANTOR ACKNOWLEDGES THAT ANY CONTROVERSIES OR CLAIMS RELATING TO THIS GUARANTY ARE SUBJECT TO ARBITRATION, JUDICIAL REFERENCE, AND/OR JURY TRIAL WAIVER AS PROVIDED FOR IN THE MASTER CREDIT AGREEMENT. EACH GUARANTOR ACKNOWLEDGES THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION. Each Guarantor agrees that the Bank may rely on a facsimile of this Guaranty. Each Guarantor acknowledges that it has had the opportunity to consult with counsel of its own choosing with respect to this Guaranty. This Guaranty is intended to take effect as an instrument under seal. If any Guarantor is an entity other than an individual, the individuals signing on behalf of such Guarantor represent and warrant that they are duly authorized to execute this Guaranty on behalf of such Guarantor. Each Guarantor agrees to pay all reasonable attorneys’ fees and all other costs and expenses that may be incurred by the Bank in the enforcement of this Guaranty or in connection with the preservation or protection of the Bank’s rights under this Guaranty. In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Obligations existing at the date of death, and any renewals or extensions, and (ii) loans or advances made to or for the account of the Borrower after the date of death of the deceased Guarantor pursuant to a commitment made by Bank to the Borrower prior to the date of such death. As to any surviving Guarantor, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to Obligations existing at that time but also as to the Obligations later incurred by Borrower to Bank. This guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of each Guarantor under this Guaranty and Collateral Agreement is exclusive of such Guarantor’s liability under any other guaranties signed by such Guarantor.

2.2 Indemnity. Each Guarantor, jointly and severally, will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Guaranty and Collateral Agreement, the Related Note or any document required hereunder or signed in connection herewith, (b) the Credit Facility extended or committed by the Bank to the Borrower under the Related Note, (c) any litigation or proceeding related to or arising out of this Guaranty and Collateral Agreement, the Related Note, or the Credit Facility, and (d) any loss or liability the Bank incurs in connection with or as a result of entering into the Related Note or this Guaranty and Collateral Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries, affiliates and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Obligations to the Bank. All sums due to the Bank hereunder shall be Obligations of each Guarantor, due and payable immediately without demand.

2.3 Information Relating to Borrower. Each Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Credit Documents as such Guarantor deems necessary and appropriate, and shall have sole responsibility to obtain from the Borrower any information required by such Guarantor about any modifications to the Credit Documents. Each Guarantor further acknowledges that the Bank has no duty, and no Guarantor is relying on the Bank, at any time to disclose to such Guarantor any information relating to the business operations or financial condition of the Borrower. For purposes of this Section 2.3 “Credit Documents” shall mean all agreements, documents, and instruments evidencing any of the Obligations, including but not limited to the Master Credit Agreement, the Covenant Agreement, the Related Note, and all deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with the Obligations, all as now in effect and as hereafter amended, restated, renewed, or superseded.

3. SECURITY AGREEMENT.

Champion Safe Company, Inc. hereby assigns and grants to the Bank, and to the Bank’s subsidiaries and affiliates, a continuing security interest in the following described property now owned or hereafter acquired by such Obligor (collectively, “Collateral”), which does and shall secure all Obligations:

All (a) Accounts; (b) Chattel Paper; (c) Deposit Accounts; (d) Documents; (e) General Intangibles; (f) Goods, including Equipment; (g) Instruments; (h) Inventory; (i) Investment Property; U) Letters of Credit and Letter-of-Credit Rights; (k) Money and other assets of such Obligor that now or later come into the possession, custody, or control of the Bank; (I) all negotiable and nonnegotiable documents of title covering any of the foregoing; (m) all Accessions, attachments and other additions to, or substitutions and replacements for, the foregoing, and all tools, parts and equipment used in connection with the foregoing; (n) all books and records relating to the foregoing whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer software necessary to process such memory; and (o) all proceeds (as such term is defined in the Uniform Commercial Code), all cash or non-cash proceeds (including insurance proceeds), products, rents and profits of the foregoing, and all income, benefits and property receivable on account of the foregoing, and all Supporting Obligations covering any of the foregoing (all such proceeds, collectively, “Proceeds”).

Except as otherwise agreed in writing by the Bank and the Obligors, if the Obligations include, now or hereafter, any Special Flood Zone Loan, then the following shall apply: The Special Flood Zone Loan shall not be secured under this Guaranty and Collateral Agreement by any Collateral which would constitute “contents” located within the Flood Zone Improvements. For the purposes of this subparagraph, (a) “Flood Zone Improvements” means any “improved” real property that is located within a Special Flood Hazard Area; (b) a “Special Flood Zone Loan” means a loan or line of credit which is secured by Flood Zone Improvements; and (c) the terms “improved” real property, “Special Flood Hazard Area,” and “contents” shall have the meaning ascribed to them by the Flood Disaster Protection Act of 1973, 42 U.S.C. § 4001 et seq., and implementing regulations, 44 C.F.R. Parts 59 et seq., and/or the Federal Emergency Management Agency (“FEMA”).

Each Obligor agrees that the Collateral may be sold as provided for in any Credit Document and to the extent permitted by applicable law, expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the UCC. This Guaranty and Collateral Agreement does not supersede any outstanding security agreement that covers liabilities of any Obligor not included in the Related Note.

4. GOVERNING LAW. Except to the extent that any law of the United States may apply, this Guaranty and Collateral Agreement shall be governed and interpreted according to the laws of New York, without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

5. ELECTRONIC RECORDS AND SIGNATURES.

5.1 Electronic Records and Signatures. Any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to the transaction(s) described in the Credit Documents (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower and each Guarantor agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower and each Guarantor to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower and Guarantors enforceable against the Borrower and Guarantors in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

5.2 Conversion to Paper Original.

(a) At the Bank’s discretion the authoritative electronic copy of each Credit Document (“Authoritative QQ.Qy”) may be converted to paper and marked as the original by the Bank (the “Paper Original”).

(b) Unless and until the Bank creates a Paper Original, the Authoritative Copy of each Credit Document:

(i) shall at all times reside in a document management system designated by the Bank for the storage of authoritative copies of electronic records, and

(ii) is held in the ordinary course of business.

(c) In the event the Authoritative Copy is converted to a Paper Original, the parties hereto acknowledge and agree that:

(i) the electronic signing of each Credit Document also constitutes issuance and delivery of the Paper Original,

(ii) the electronic signature(s) associated with each Credit Document, when affixed to the Paper Original, constitutes legally valid and binding signatures on the Paper Original, and the respective obligations of each Obligor will be evidenced by the Paper Original after such conversion.

This Guaranty and Collateral Agreement is executed as of the date first written above. Bank:

Bank of America, N.A.

By:
Authorized Representative

Borrower:

Champion Safe Company, Inc.

By:
Charles A. Ross Jr., Chief Executive Officer

Guarantor:

American Rebel, Inc.

By:
Charles A. Ross Jr., Chief Executive Officer

Location of Guarantor:

American Rebel, Inc.
8460 Nieman Rd
Lenexa, KS 662141512

Superior Safe Co, L.L.C.

By:
Charles A. Ross Jr., Chief Executive Officer

Location of Guarantor:

Superior Safe Co, L.L.C.
2055 S Tracy Hall Pkwy
Provo, UT 846066224

Safe Guard Security Products LC

By:
Charles A. Ross Jr., Chief Executive Officer

Location of Guarantor:

Safe Guard Security Products LC
2055 S Tracy Hall Pkwy
Provo, UT 846066224

American Rebel Holdings, Inc

By:
Charles A. Ross Jr., Chief Executive Officer

Location of Guarantor:

American Rebel Holdings, Inc
8460 Nieman Rd
Lenexa, KS 662141512

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